                                                                 Exhibit 99(i)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                            INTRODUCTION AND OVERVIEW

On June 1, 2001, White Mountains Insurance Group, Ltd. (the "Company") acquired OneBeacon Insurance Group ("OneBeacon", formerly CGU) from CGNU plc ("CGNU") for total consideration of $2.1 billion (the "Acquisition"), of which $260.0 million consisted of a convertible note payable (the "Seller Note"), with the balance paid in cash. Through October 31, 2001, OneBeacon wrote property and casualty insurance policies nationwide, primarily through a network of independent insurance agents.

On September 5, 2001, OneBeacon reached an agreement in principle (the "Renewal Rights Agreement") with Liberty Mutual Group ("Liberty Mutual") which calls for Liberty Mutual to assume control of the infrastructure, employees and future underwriting results for all personal and commercial lines business written by OneBeacon through agents in 42 states and the District of Columbia. Pursuant to the Renewal Rights Agreement, beginning November 1, 2001 (the "Effective Date"), Liberty Mutual assumed responsibility for the underwriting results of an estimated $1.5 billion of annual commercial and personal lines premium written in the affected regions. In the first twelve months, OneBeacon will reinsure (the "Quota Share") from Liberty Mutual approximately 67% of the underwriting results generated by the renewal of policies subject to the Renewal Rights Agreement. The Quota Share will reduce to approximately 33% in the second year of the agreement and finally to zero in the third year. For purposes of the Renewal Rights Agreement, renewals constitute historic OneBeacon policies that are renewed by Liberty for those OneBeacon customers in existence at November 1, 2001. New business written by Liberty Mutual is excluded from the Quota Share. As a result of the Renewal Rights Agreement, OneBeacon's remaining operations will be focused on New England, New Jersey, New York and selected specialty businesses.

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the nine months ended September 30, 2001 present results for the Company as if each of the activities described herein had both occurred as of January 1, 2000 and January 1, 2001, respectively. The Acquisition was fully reflected in the Company's September 30, 2001 balance sheet and the Renewal Rights Agreement did not have a material effect on the Company's balance sheet on the Effective Date. Therefore, a pro forma condensed consolidated balance sheet at September 30, 2001 has not been supplied herein.

The pro forma adjustments presented herein have been segregated as being made either in connection with the Renewal Rights Agreement, the Quota Share, Other Adjustments (as described herein) and the Acquisition. The Acquisition adjustments, which have been reported in various filings with the Securities and Exchange Commission since the Acquisition occurred, have been included as the final adjustment to the pro forma income statements in order to more clearly illustrate the effects of the Renewal Rights Agreement and Quota Share transactions on OneBeacon's historical operating results for the full nine months ended September 30, 2001 and the full year ended December 31, 2000. In order to achieve this desired presentation, the September 30, 2001 pro forma condensed combined income statement begins with OneBeacon's results for the full nine months ended September 30, 2001 despite the fact that the Company's income statement for the nine months ended September 30, 2001 also includes OneBeacon's actual results post-acquisition. Therefore, a subsequent column entitled "Less: OneBeacon for the four months ended September 30, 2001" is necessary to avoid double counting said operations.

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The consolidated financial statements of OneBeacon for the first five of the nine months ended September 30, 2001 and the year ended December 31, 2000 were prepared in their entirety under the direction of the former management of OneBeacon, and for the benefit of CGNU. The consolidated financial statements of OneBeacon for the four months ended September 30, 2001 were prepared in their entirety under the direction of, and for the benefit of, the Company.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, which are based on information known as of the date the financial statements are prepared and issued, that affect the reported amounts of assets, liabilities, revenues and expenses. Eventual results can differ from those estimates, particularly with respect to loss and loss adjustment expense reserves, as further information subsequently unfolds.

An overview of each column presented in the unaudited pro forma condensed combined income statements for the period ended September 30, 2001 and December 31, 2000 is as follows:

ONEBEACON

The amounts presented in the "OneBeacon" column represent OneBeacon's historical stand-alone results for each applicable period. As such, OneBeacon's results for the nine months ended September 30, 2001 exclude the results of Folksamerica Holding Company, Inc. and its subsidiaries ("Folksamerica"), which became a wholly owned subsidiary of OneBeacon on June 1, 2001. Folksamerica's results for the full nine months ended September 30, 2001 are included in the White Mountains column.

BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT

The amounts in the "Business Subject to the Renewal Rights Agreement" column represent the underwriting results recorded in OneBeacon's historical financial statements of all business subject to the Renewal Rights Agreement (i.e., personal and commercial lines underwriting results for all regions of the United States except for New England, New York and New Jersey and selected specialty businesses) for each applicable period. No adjustments to net investment income as a result of float generated by Business Subject to the Renewal Rights Agreement have been made herein because the Renewal Rights Agreement does not include the transfer of assets and liabilities to Liberty Mutual.

ONEBEACON LESS BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT

The "OneBeacon less Business Subject to the Renewal Rights Agreement" column is the sum of the previous two columns. It has the effect of estimating what OneBeacon's historical underwriting results would have been had OneBeacon not written any of the business subject to the Renewal Rights Agreement.

ADJUSTMENTS FOR THE QUOTA SHARE

In the first twelve months, OneBeacon will quota share reinsure from Liberty Mutual approximately 67% of the underwriting results of the business generated by renewals underwritten by Liberty Mutual. Since these pro forma financial statements present results for the Company as if the Renewal Rights Agreement and the Acquisition had both occurred as of January 1, 2000 and January 1, 2001, the amounts in the "Adjustments for the Quota Share" column represent approximately 67% of the premiums, losses and loss adjustment expenses and other underwriting expenses of the business generated by renewals underwritten by Liberty Mutual.

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OTHER ADJUSTMENTS

The amounts in the "Other Adjustments" column relate to three adjustments which are necessary to reflect the results of OneBeacon as if the Renewal Rights Agreement occurred at the beginning of the periods presented in the pro forma income statements.

First, because the Renewal Rights Agreement covers all premiums written from the Effective Date forward, an adjustment is necessary to add back the results of premiums written prior to the Effective Date that would have been earned after that date.

Second, since the "Business Subject to the Renewal Rights Agreement" column represents all applicable income statement activity related to such underwriting results, it includes losses and loss adjustment expenses which relate to policies whose premiums were earned in periods prior to those presented in the accompanying pro forma income statements. Accordingly, an adjustment has been made to include prior year loss reserve strengthening in the Company's results as these costs would not have been the responsibility of Liberty Mutual.

Third, since the "Business Subject to the Renewal Rights Agreement" column represents all applicable income statement activity related to such underwriting results, it includes certain corporate overhead expenses which will not be incurred by Liberty Mutual. Accordingly, an adjustment has been made to include such corporate overhead expenses in the Company's results.

ONEBEACON AS ADJUSTED

The "OneBeacon As Adjusted" column is the sum of the previous three columns.

WHITE MOUNTAINS

The "White Mountains" column represents the Company's historical results as reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2001 and in its Annual Report on Form 10-K for the year ended December 31, 2000.

ADJUSTMENTS FOR THE ACQUISITION

The amounts in the "Adjustments for the Acquisition" column represent various closing and related pre-closing transactions undertaken in the acquisition of OneBeacon by the Company as described below.

DEBT TENDER AND DEBT ESCROW TRANSACTIONS

In connection with the Acquisition, the Company completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender") which facilitated the Acquisition by amending the indenture governing the notes. Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of its medium-term notes and subsequently prepaid, in the form of a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the outstanding medium-term notes.

EQUITY FINANCING

On June 1, 2001, a small group of private investors purchased $437.6 million of a newly-issued class of non-voting convertible preference shares of the Company (the "Convertible Preference Shares"). The Convertible Preference Shares bore a dividend of 1% per year and were automatically converted (at a conversion price of approximately $200.00 per share) into 2,184,583 common shares upon approval of the conversion by the Company's shareholders which occurred on August 23, 2001.

On June 1, 2001, Berkshire Hathaway, Inc. ("Berkshire") purchased from the Company, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per share. Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase approximately 544,285 common shares (the "Series B Warrants") became exercisable upon approval by shareholders which occurred on August 23, 2001. The Warrants have a term of seven years from the date of issuance, although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. Since the Series B Warrants did not represent common equity to the Company until shareholder approval was obtained on August 23, 2001, they constituted a contingent put liability (similar in nature to a stock appreciation right) which were carried at fair value through a periodic charge or credit to the income statement for the period June 1, 2001 through August 23, 2001.

On June 1, 2001, Berkshire also purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock (the "Berkshire Preferred Stock") of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35475% per quarter and is mandatorily redeemable after seven years. The Berkshire Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

On June 1, 2001, Zenith Insurance Company purchased $20.0 million in cumulative non-voting preferred stock (the "Zenith Preferred Stock") of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a dividend of no less than 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% thereafter and is mandatorily redeemable after ten years. The Zenith Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

BANK FINANCING

On June 1, 2001, a subsidiary of the Company borrowed $700.0 million in term loans and $125.0 million in revolving loans (of a $175.0 million revolving loan facility) from a banking syndicate arranged by Lehman Brothers Inc. (collectively the "Lehman Facility"). The term loans are repayable in quarterly installments with a final maturity on the sixth anniversary of the closing date. The revolving loan facility is available on a revolving basis from the closing date until the fifth anniversary of the closing. The loans are variable rate instruments which are currently tied to a rate based on the three-month eurodollar rate.

SIGNIFICANT REINSURANCE CONTRACTS

Immediately prior to the Acquisition, OneBeacon entered into reinsurance agreements with National Indemnity Company (the "NICO Cover") and General Re Corporation (the "GRC Cover") which provide OneBeacon with significant reinsurance protections against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses. The NICO Cover provides up to $2.5 billion of protection against OneBeacon's asbestos, environmental and certain other latent exposures. The GRC Cover provides for up to $400.0 million in excess of loss reinsurance protection against adverse development on accident year 2000 and prior losses.

SELLER NOTE

On June 1, 2001, the Company issued the Seller Note to CGNU. The Seller Note has an 18 month term and bears interest at a rate equal to 50 basis points over the rate on the Lehman Facility described above. The Seller Note may be settled in cash, or at the Company's option, with common shares valued at $245.00 per share. The Company has classified this obligation as debt since management believes it has the ability to settle this obligation in a form other than pursuant to the Note Purchase Option Agreement which governs the Seller Note.

PRECLOSING TRANSACTIONS WITH CGNU

On June 1, 2001, OneBeacon repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of OneBeacon's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to OneBeacon immediately prior to Acquisition.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the nine months ended September 30, 2001 present results for the Company as if the Renewal Rights Agreement, the Quota Share, the Other Adjustments and the Acquisition had occurred as of January 1, 2000 and January 1, 2001, respectively.

The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what the Company's results of operations actually would have been had the Renewal Rights Agreement, the Quota Share, the Other Adjustments and the Acquisition had, in fact, occurred as of the dates indicated, or to project the Company's results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Reports on Form 10-Q for the period ended March 31, 2001, June 30, 2001 and September 30, 2001 and the Company's Current Report on Form 8-K dated June 1, 2001 (filed on June 25, 2001, which contains OneBeacon's audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998) and the Company's Current Report on Form 8-K dated November 1, 2001 (which contains the Renewal Rights Agreement and related documents).

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
           (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                   OneBeacon less
                                                                        Business Subject        Business Subject to
                                                                         to the Renewal          the Renewal Rights
REVENUES                                               OneBeacon [1]    Rights Agreement             Agreement
                                                      --------------   -------------------      ---------------------
     Written insurance and reinsurance premiums           $ 1,414.1           $ (1,148.2)  A                 $ 265.9

     Earned insurance and reinsurance premiums            $ 1,698.8           $ (1,324.1)  A                 $ 374.7
     Net realized gains (losses) on investment
       securities                                             492.4                     -                      492.4
     Net investment income                                    376.0                     -                      376.0



     Other revenues                                               -                     -                          -
                                                      --------------   -------------------      ---------------------

 TOTAL REVENUES                                             2,567.2              (1,324.1)                   1,243.1

EXPENSES

     Losses and loss adjustment expenses                    1,765.9              (1,131.8) A                   634.1

     Other underwriting expenses                            1,110.9                (502.3) A                   608.6

     Accretion of discounted loss reserves                        -                     -                          -
     Interest expense                                          33.0                     -                       33.0



     Share appreciation expense -
       contingent warrants                                        -                     -                          -
                                                      --------------   -------------------      ---------------------

TOTAL EXPENSES                                              2,909.8              (1,634.1)                   1,275.7
                                                      --------------   -------------------      ---------------------

PRETAX EARNINGS (LOSS)                                       (342.6)                310.0                      (32.6)

     Income tax benefit (provision)                            72.6                (108.5) A                   (35.9)




     Minority interest:
        Accretion of subsidiary
          preferred stock to face value                           -                     -                          -
        Dividends on subsidiary
          preferred stock                                         -                     -                          -

                                                      --------------   -------------------      ---------------------

NET INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                   (270.0)                201.5                      (68.5)

     Net income (loss) from
       discontinued operations, after tax                     (18.3)                    -                      (18.3)
                                                      --------------   -------------------      ---------------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                  (288.3)                201.5                      (86.8)

     Excess of fair value of acquired net
       assets over cost, C-F Insurance Company                    -                     -                          -
     Early extinguishment of debt                                 -                     -                          -
                                                      --------------   -------------------      ---------------------


 NET INCOME (LOSS)                                         $ (288.3)              $ 201.5                   $  (86.8)
                                                      ==============   ===================      =====================

     Dividends on preference shares                               -                     -                          -
                                                      --------------   -------------------      ---------------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS        $ (288.3)              $ 201.5                   $  (86.8)
                                                      ==============   ===================      =====================


Average shares used in computing loss per share

Loss per common share:
     Net loss from continuing operations
     Net loss available to common shareholders
OneBeacon selected combined ratios - (Note T)


See accompanying Notes to the unaudited pro forma condensed combined financial statements.



                                                        Adjustments
                                                          for the              Other               OneBeacon           White
REVENUES                                                Quota Share         Adjustments           as adjusted        Mountains
                                                      ----------------     ----------------      --------------   ---------------
     Written insurance and reinsurance premiums               $ 687.7  B        $       -              $ 953.6         $ 1,509.1

     Earned insurance and reinsurance premiums                $ 266.5  B        $    803.0  C        $ 1,444.2         $ 1,616.4
     Net realized gains (losses) on investment
       securities                                                   -                    -               492.4             148.3
     Net investment income                                          -                    -               376.0             201.5



     Other revenues                                                 -                    -                   -              80.0
                                                      ----------------     ----------------      --------------   ---------------

 TOTAL REVENUES                                                 266.5                803.0             2,312.6           2,046.2

EXPENSES

     Losses and loss adjustment expenses                        225.5  B             685.9  C
                                                                                       6.2  D          1,551.7           1,515.9
     Other underwriting expenses                                 93.3  B             289.0  C
                                                                                      41.1  D          1,032.0             590.0
     Accretion of discounted loss reserves                          -                    -                   -              40.0
     Interest expense                                               -                    -                33.0              27.9



     Share appreciation expense -
       contingent warrants                                          -                    -                   -              58.8
                                                      ----------------     ----------------      --------------   ---------------

TOTAL EXPENSES                                                  318.8              1,022.2             2,616.7           2,232.6
                                                      ----------------     ----------------      --------------   ---------------

PRETAX EARNINGS (LOSS)                                          (52.3)              (219.2)             (304.1)           (186.4)

     Income tax benefit (provision)                              18.3  B              76.7  E             59.1              66.8




     Minority interest:
        Accretion of subsidiary
          preferred stock to face value                             -                    -                   -              (2.9)
        Dividends on subsidiary
          preferred stock                                           -                    -                   -             (10.0)

                                                      ----------------     ----------------      --------------   ---------------

NET INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                      (34.0)              (142.5)             (245.0)           (132.5)

     Net income (loss) from
       discontinued operations, after tax                           -                    -               (18.3)                -
                                                      ----------------     ----------------      --------------   ---------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     (34.0)              (142.5)             (263.3)           (132.5)

     Excess of fair value of acquired net
       assets over cost, C-F Insurance Company                      -                    -                   -              13.6
     Early extinguishment of debt                                   -                    -                   -              (4.8)
                                                      ----------------     ----------------      --------------   ---------------


 NET INCOME (LOSS)                                            $ (34.0)            $ (142.5)           $ (263.3)         $ (123.7)
                                                      ================     ================      ==============   ===============

     Dividends on preference shares                                 -                    -                   -              (0.3)
                                                      ----------------     ----------------      --------------   ---------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS           $ (34.0)            $ (142.5)           $ (263.3)         $ (124.0)
                                                      ================     ================      ==============   ===============

Average shares used in computing loss per share                                                                        6,184,551

Loss per common share:
     Net loss from continuing operations                                                                                $ (21.48)
     Net loss available to common shareholders                                                                            (20.05)


                                                         Less: OneBeacon                                  White
                                                           for the four                                 Mountains
                                                           months ended          Adjustments for        Pro Forma
REVENUES                                                September 30, 2001       the Acquisition         Combined
                                                       --------------------      ---------------      ---------------
     Written insurance and reinsurance premiums                 $ (1,165.5)                 $ -            $ 1,297.2

     Earned insurance and reinsurance premiums                  $ (1,302.1)                 $ -            $ 1,758.5
     Net realized gains (losses) on investment
       securities                                                   (169.7)                   -                471.0
     Net investment income                                          (146.8)                (7.6) K
                                                                                          (36.4) L
                                                                                          (63.4) M
                                                                                           (7.4) N             315.9
     Other revenues                                                      -                 40.6  Q             120.6
                                                       --------------------      ---------------      ---------------

 TOTAL REVENUES                                                   (1,618.6)               (74.2)             2,666.0

EXPENSES

     Losses and loss adjustment expenses
                                                                  (1,232.7)                   -              1,834.9
     Other underwriting expenses
                                                                    (439.3)                 5.8  R           1,188.5
     Accretion of discounted loss reserves                               -                 43.8  P              83.8
     Interest expense                                                    -                 (2.1) F
                                                                                           28.8  H
                                                                                          (36.4) L
                                                                                            9.1  O              60.3
     Share appreciation expense -
       contingent warrants                                               -                    -                 58.8
                                                       --------------------      ---------------      ---------------

TOTAL EXPENSES                                                    (1,672.0)                49.0              3,226.3
                                                       --------------------      ---------------      ---------------

PRETAX EARNINGS (LOSS)                                                53.4               (123.2)              (560.3)

     Income tax benefit (provision)                                  (19.9)                10.1  H
                                                                                           22.2  M
                                                                                            2.6  N
                                                                                           15.3  P
                                                                                            2.0  R             158.2
     Minority interest:
        Accretion of subsidiary
          preferred stock to face value                                  -                 (3.7) G              (6.6)
        Dividends on subsidiary
          preferred stock                                                -                (11.9) G
                                                                                           (0.8) I             (22.7)
                                                       --------------------      ---------------      ---------------

NET INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                            33.5                (87.4)              (431.4)

     Net income (loss) from
       discontinued operations, after tax                                -                    -                (18.3)
                                                       --------------------      ---------------      ---------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                           33.5                (87.4)              (449.7)

     Excess of fair value of acquired net
       assets over cost, C-F Insurance Company                           -                    -                 13.6
     Early extinguishment of debt                                        -                    -                 (4.8)
                                                       --------------------      ---------------      ---------------


 NET INCOME (LOSS)                                                  $ 33.5              $ (87.4)            $ (440.9)
                                                       ====================      ===============      ===============

     Dividends on preference shares                                      -                 (1.8) J              (2.1)
                                                       --------------------      ---------------      ---------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                 $ 33.5              $ (89.2)            $ (443.0)
                                                       ====================      ===============      ===============

Average shares used in computing loss per share                                                            6,184,551

Loss per common share:
     Net loss from continuing operations                                                                    $ (70.10)
     Net loss available to common shareholders                                                                (71.63)


[1] OneBeacon actual results for the nine months ended September 30,2001 included certain adjustments related to the NICO Cover and the GRC Cover which served to reduce premiums by $1,510.0 million and losses and loss adjustment expenses by $1,037.8 million. See Notes M and N.


    See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                             OneBeacon less
                                                                                  Business Subject        Business Subject to
                                                                                   to the Renewal          the Renewal Rights
REVENUES                                                        OneBeacon          Rights Agreement            Agreement
                                                              -----------------   ------------------      ---------------------
     Written insurance and reinsurance premiums                      $ 4,294.1       $ (1,990.4)     A               $ 2,303.7


     Earned insurance and reinsurance premiums                       $ 4,275.0       $ (2,012.0)     A               $ 2,263.0

     Net realized gains (losses) on investment securities                732.8                    -                      732.8
     Net investment income                                               504.9                    -                      504.9



     Gains on sales of subsidiaries and other assets                         -                    -                          -
     Other revenues                                                          -                    -                          -
                                                              -----------------   ------------------      ---------------------

 TOTAL REVENUES                                                        5,512.7             (2,012.0)                   3,500.7

EXPENSES

     Losses and loss adjustment expenses                               4,302.0             (2,105.2) A                 2,196.8


     Other underwriting expenses                                       1,426.2               (673.3) A                   752.9

     Accretion of discounted loss reserves                                   -                    -                          -
     Interest expense                                                     71.5                    -                       71.5



     Share appreciation expense - contingent warrants                        -                    -                          -
                                                              -----------------   ------------------      ---------------------

TOTAL EXPENSES                                                         5,799.7             (2,778.5)                   3,021.2
                                                              -----------------   ------------------      ---------------------

PRETAX EARNINGS (LOSS)                                                  (287.0)               766.5                      479.5

     Income tax benefit (provision)                                       83.3               (268.3) A                  (185.0)




     Minority interest:
        Accretion of subsidiary preferred stock to face value                -                    -                          -
        Dividends on subsidiary preferred stock                              -                    -                          -

                                                              -----------------   ------------------      ---------------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                            (203.7)               498.2                      294.5

     Net income (loss) from discontinued operations, after tax           (61.2)                   -                      (61.2)
                                                              -----------------   ------------------      ---------------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                             (264.9)               498.2                      233.3

     Early extinguishment of debt                                            -                    -                          -
                                                              -----------------   ------------------      ---------------------


 NET INCOME (LOSS)                                                    $ (264.9)             $ 498.2                    $ 233.3
                                                              =================   ==================      =====================

     Dividends on preference shares                                          -                    -                          -
                                                              -----------------   ------------------      ---------------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                   $ (264.9)             $ 498.2                    $ 233.3
                                                              =================   ==================      =====================

Earnings per Common Share (Note S):

Average shares used in computing basic earnings per share

Basic earnings (loss) per common share:
     Net income (loss) from continuing operations
     Net income (loss) available to common shareholders

Average shares used in computing diluted earnings per share

Diluted earnings (loss) per common share:
     Net income (loss) from continuing operations
     Net income (loss) available to common shareholders

OneBeacon selected combined ratios (See Note T)



                                                                 Adjustments
                                                                   for the                   Other              OneBeacon
REVENUES                                                         Quota Share              Adjustments          as adjusted
                                                               ----------------       -------------------     ---------------
     Written insurance and reinsurance premiums                   $ 1,108.0     B           $          -           $ 3,411.7


     Earned insurance and reinsurance premiums                     $ 562.4      B                $ 975.1  C         $ 3,800.5

     Net realized gains (losses) on investment securities                    -                         -               732.8
     Net investment income                                                   -                         -               504.9



     Gains on sales of subsidiaries and other assets                         -                         -                   -
     Other revenues                                                          -                         -                   -
                                                               ----------------       -------------------     ---------------

 TOTAL REVENUES                                                          562.4                     975.1             5,038.2

EXPENSES

     Losses and loss adjustment expenses                                 477.4  B                1,212.4  C
                                                                                                    11.9  D          3,898.5

     Other underwriting expenses                                         180.1  B                  305.0  C
                                                                                                    44.2  D          1,282.2
     Accretion of discounted loss reserves                                   -                         -                   -
     Interest expense                                                        -                         -                71.5



     Share appreciation expense - contingent warrants                        -                         -                   -
                                                               ----------------       -------------------     ---------------

TOTAL EXPENSES                                                           657.5                   1,573.5             5,252.2
                                                               ----------------       -------------------     ---------------

PRETAX EARNINGS (LOSS)                                                   (95.1)                   (598.4)             (214.0)

     Income tax benefit (provision)                                       33.3  B                  209.4  E             57.7




     Minority interest:
        Accretion of subsidiary preferred stock to face value                -                         -                   -
        Dividends on subsidiary preferred stock                              -                         -                   -

                                                               ----------------       -------------------     ---------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                             (61.8)                   (389.0)             (156.3)

     Net income (loss) from discontinued operations, after tax               -                         -               (61.2)
                                                               ----------------       -------------------     ---------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                              (61.8)                   (389.0)             (217.5)

     Early extinguishment of debt                                            -                         -                   -
                                                               ----------------       -------------------     ---------------


 NET INCOME (LOSS)                                                     $ (61.8)                 $ (389.0)           $ (217.5)
                                                               ================       ===================     ===============

     Dividends on preference shares                                          -                         -                   -
                                                               ----------------       -------------------     ---------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                    $ (61.8)                 $ (389.0)           $ (217.5)
                                                               ================       ===================     ===============

Earnings per Common Share (Note S):

Average shares used in computing basic earnings per share

Basic earnings (loss) per common share:
     Net income (loss) from continuing operations
     Net income (loss) available to common shareholders

Average shares used in computing  diluted earnings per share

Diluted earnings (loss) per common share:
     Net income (loss) from continuing operations
     Net income (loss) available to common shareholders

OneBeacon selected combined ratios (See Note T)


                                                                                                             White
                                                                                                           Mountains
                                                                    White          Adjustments for         Pro Forma
REVENUES                                                          Mountains        the Acquisition          Combined
                                                               ---------------     ---------------      -----------------
     Written insurance and reinsurance premiums                       $ 355.2          $ (1,413.8) M
                                                                                           (187.7) N           $ 2,165.4

     Earned insurance and reinsurance premiums                        $ 334.4          $ (1,413.8) M
                                                                                           (187.7) N           $ 2,533.4
     Net realized gains (losses) on investment securities                (8.4)                  -                  724.4
     Net investment income                                               85.9               (20.0) K
                                                                                            (71.5) L
                                                                                            (76.0) M
                                                                                            (17.9) N               405.4
     Gains on sales of subsidiaries and other assets                    385.8                   -                  385.8
     Other revenues                                                      50.5                97.4  Q               147.9
                                                               ---------------     ---------------      -----------------

 TOTAL REVENUES                                                         848.2            (1,689.5)               4,196.9

EXPENSES

     Losses and loss adjustment expenses
                                                                        287.7            (1,156.4) M
                                                                                            (82.7) N             2,947.1
     Other underwriting expenses
                                                                        189.0                12.7  R             1,483.9
     Accretion of discounted loss reserves                                  -               105.0  P               105.0
     Interest expense                                                    16.1                (7.2) F
                                                                                             73.8  H
                                                                                            (71.5) L
                                                                                             24.7  O               107.4
     Share appreciation expense - contingent warrants                       -                62.6  G                62.6
                                                               ---------------     ---------------      -----------------

TOTAL EXPENSES                                                          492.8            (1,039.0)               4,706.0
                                                               ---------------     ---------------      -----------------

PRETAX EARNINGS (LOSS)                                                  355.4              (650.5)                (509.1)

     Income tax benefit (provision)                                     (42.5)               25.8  H
                                                                                            116.7  M
                                                                                             43.0  N
                                                                                             36.8  P
                                                                                              4.4  R               241.9
     Minority interest:
        Accretion of subsidiary preferred stock to face value               -               (10.7) G               (10.7)
        Dividends on subsidiary preferred stock                             -               (28.3) G
                                                                                             (2.0) I               (30.3)
                                                               ---------------     ---------------      -----------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                            312.9              (464.8)                (308.2)

     Net income (loss) from discontinued operations, after tax           95.0                   -                   33.8
                                                               ---------------     ---------------      -----------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                             407.9              (464.8)                (274.4)

     Early extinguishment of debt                                           -                (4.8) F                (4.8)
                                                               ---------------     ---------------      -----------------


 NET INCOME (LOSS)                                                    $ 407.9            $ (469.6)              $ (279.2)
                                                               ===============     ===============      =================

     Dividends on preference shares                                         -                (4.4) J                (4.4)
                                                               ---------------     ---------------      -----------------

 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                   $ 407.9            $ (474.0)              $ (283.6)
                                                               ===============     ===============      =================

Earnings per Common Share (Note S):

Average shares used in computing basic earnings per share           5,894,875                                  5,894,875

Basic earnings (loss) per common share:
     Net income (loss) from continuing operations                     $ 53.08                                   $ (53.03)
     Net income (loss) available to common shareholders                 69.19                                     (48.11)

Average shares used in computing diluted earnings per share         5,920,625                                  5,920,625

Diluted earnings (loss) per common share:
     Net income (loss) from continuing operations                     $ 52.84                                   $ (52.80)
     Net income (loss) available to common shareholders                 68.89                                     (47.90)


    See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

ADJUSTMENTS FOR BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT

(A) Reductions in written premiums, earned premiums, losses and loss adjustment expenses and other underwriting expenses of $1,148.2 MILLION, $1,324.1 MILLION, $1,131.8 MILLION and $502.3 MILLION, respectively, recorded on the pro forma income statement for the period ended September 30, 2001 and $1,990.4 MILLION, $2,012.0 MILLION, $2,105.2 MILLION and $673.3 MILLION, respectively, recorded on the pro forma income statement for the period ended December 31, 2000 represent the underwriting results of all personal and commercial lines of business in all regions of the United States excluding New England, New York and New Jersey.

Income tax provision of $108.5 MILLION and $268.3 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, related to the adjustments for the Renewal Rights Agreement were recorded at the United States statutory rate of 35%.

ADJUSTMENTS FOR THE QUOTA SHARE

(B) OneBeacon will reinsure 67% of all premiums and loss and loss adjustment expenses from renewal policies underwritten by Liberty Mutual under the Renewal Rights Agreement during the first twelve months and 33% of all such premiums and loss and loss adjustment expenses in the following twelve months. Additionally, OneBeacon will pay Liberty Mutual a ceding commission equal to 67% of certain underwriting expenses during the first twelve months of the Renewal Rights Agreement and 33% of such underwriting expenses during the following twelve months. Per the terms of the Renewal Rights Agreement, the ceding commission paid by OneBeacon will not exceed 35% of the premiums subject to the Quota Share in either twelve month period. Since the Renewal Rights Agreement has been assumed to have been effective as of the first day in each of the pro forma income statements presented herein, the Quota Share Reinsurance adjustments are based on the first twelve months of the Quota Share (i.e., 67%).

Written premiums, earned premiums and losses and loss adjustment expenses of $687.7 MILLION, $266.5 MILLION and $225.5 MILLION, respectively, recorded on the pro forma income statement for the period ended September 30, 2001 and $1,108.0 MILLION, $562.4 MILLION and $477.4 MILLION, respectively, recorded on the pro forma income statement for the period ended December 31, 2000 consist of 67% of all written premiums, earned premiums and loss and loss adjustment expenses from renewal policies subject to the Renewal Rights Agreement. Such adjustments were recorded based on an estimate that approximately 39% of all renewal written premiums for Business Subject to the Renewal Rights Agreement were earned during the nine months ended September 30, 2001 and 51% of such renewal written premiums were earned during the year ended December 31, 2000.

Other underwriting expenses of $93.3 MILLION and $180.1 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent 67% of all acquisition expenses attributable to renewal business subject to the Renewal Rights Agreement and an estimate of all other expenses attributable to renewal business subject to the Renewal Rights Agreement as specified in the Renewal Rights Agreement (e.g., certain employee salaries and benefit costs, regional office expenses, system costs and other administrative expenses). The other underwriting expenses adjustment also includes an estimate of certain indirect corporate overhead charges incurred by Liberty Mutual related to the Renewal Rights Agreement business for which Liberty Mutual can be reimbursed pursuant to the terms of the Renewal Rights Agreement.

Income tax benefit of $18.3 MILLION and $33.3 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, related to the adjustments for the Renewal Rights Agreement were recorded at the United States statutory rate of 35%.

OTHER ADJUSTMENTS

(C) Adjustments to earned premiums, losses and loss adjustment expenses and other underwriting expenses of $803.0 MILLION, $685.9 MILLION and $289.0 MILLION, respectively, recorded on the pro forma income statement for the period ended September 30, 2001 and $975.1 MILLION, $1,212.4 MILLION and $305.0 MILLION, respectively, recorded on the pro forma income statement for the period ended December 31, 2000 are to reflect the underwriting results associated with the earning of the unearned premium related to the Business Subject to the Renewal Rights Agreement on January 1, 2001 and January 1, 2000, respectively. Such adjustments were recorded based on an estimate that approximately 39% of all written premiums for Business Subject to the Renewal Rights Agreement were earned during the nine months ended September 30, 2001 and 51% of such written premiums were earned during the year ended December 31, 2000. The adjustments to loss and loss adjustment expenses also include $7.3 million and $384.0 million of prior year loss reserve strengthening for the periods ended September 30, 2001 and December 31, 2000, respectively.

(D) Adjustments to losses and loss adjustment expenses and other underwriting expenses of $6.2 MILLION and $41.1 MILLION, respectively, recorded on the pro forma income statement for the period ended September 30, 2001 and $11.9 MILLION and $44.2 MILLION, respectively, recorded on the pro forma income statement for the period ended December 31, 2000 are to reflect certain corporate overhead charges which have been included in the "Business Subject to the Renewal Rights Agreement" adjustments but will not be charged to Liberty Mutual.

(E) Income tax benefit of $76.7 MILLION and $209.4 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, related to the adjustments in Notes C and D were recorded at the United States statutory rate of 35%.

ADJUSTMENTS FOR THE ACQUISITION

The pro forma Acquisition adjustments, as they relate to the unaudited pro forma condensed combined statements of income, are described below. Due to the timing of the Acquisition, the Company's actual results for the nine months ended September 30, 2001 contained OneBeacon's actual results for the four months ended September 30, 2001. As a result, the pro forma income statement adjustments presented for the nine months ended September 30, 2001 related to the Acquisition represent adjustments only for the period January 1, 2001 to May 31, 2001 unless otherwise noted.

(F) Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of $96.3 million in medium- term notes and subsequently prepaid, through the Debt Escrow, the balance of its outstanding medium-term notes. A $4.8 MILLION extraordinary loss on early extinguishment of debt resulting from the Debt Tender was recorded on the December 31, 2000 pro forma income statement and on the actual September 30, 2001 income statement. The $2.1 MILLION and $7.2 MILLION reductions in interest expense presented on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent interest expense on medium-term notes retired under the Debt Tender.

The medium-term notes are an obligation of the Company, which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for these adjustments.

(G) On June 1, 2001, White Mountains received a total of $300.0 million in cash from Berkshire in full payment for the Berkshire Preferred Stock and the Warrants. The total proceeds received were allocated to each instrument based on their relative estimated fair values at the date of acquisition. As a result, $145.2 million of such proceeds were allocated to the Berkshire Preferred Stock and $154.8 million of such proceeds were allocated to the Warrants. Of the amount initially allocated to the Warrants, a further allocation was made among the Series A Warrants and the Series B Warrants of $105.7 million and $49.1 million, respectively, based on the relative number of Warrants in each series. The estimated fair values attributed to the Warrants were determined using the Black Scholes option pricing model.

Share appreciation expense relating to the Series B Warrants of $62.6 MILLION recorded on the pro forma income statement for the period ended December 31, 2000 represents the excess of the estimated fair value at June 1, 2001 of the Series B Warrants liability of $111.7 million over the purchase price allocation to the Series B Warrants of $49.1 million. Prior to shareholder approval on August 23, 2001, changes in the fair value of the liability related to the Series B Warrants were reflected as share appreciation expense in the Company's income statement. The Company recorded $58.8 million of share appreciation expense related to the Series B Warrants in its September 30, 2001 income statement; accordingly, no pro forma adjustment is necessary for the nine months ended September 30, 2001. Upon shareholder approval, the estimated fair value of the Series B Warrants liability of $107.9 million was reclassified to shareholders' equity.

Berkshire Preferred Stock dividends of $11.9 MILLION and $28.3 MILLION recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Berkshire Preferred Stock. Accretion of subsidiary preferred stock to face value of $3.7 MILLION and $10.7 MILLION recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent accretion on the Berkshire Preferred Stock which is required to transition the Berkshire Preferred Stock's recorded value (initially $145.2 million) to its face value of $300.0 million over the instrument's seven-year term. The accretion was determined using the interest method of amortization.

The Warrants are an obligation of the Company which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for the Warrants.

(H) On June 1, 2001, Fund American Companies, Inc., a wholly owned subsidiary of the Company borrowed $825.0 million pursuant to the Lehman Facility. The increases in interest expense of $28.8 MILLION and $73.8 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, represent interest on the Lehman Facility. The Lehman Facility is an obligation of Fund American which is domiciled in the United States. As a result, a Federal income tax benefit of $10.1 MILLION and $25.8 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for these adjustments.

(I) On June 1, 2001, a subsidiary of the Company received a total of $20.0 million in cash from Zenith Insurance Company in full payment for the Zenith Preferred Stock. Zenith Preferred Stock dividends of $.8 MILLION and $2.0 MILLION, recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Zenith Preferred Stock.

(J) On June 1, 2001, the Company received a total of $437.6 million in cash from a small group of private investors in full payment for the Convertible Preference Shares. Convertible Preference Share dividends of $1.8 MILLION and $4.4 MILLION, recorded for the periods ended September 30, 2001 and December 31, 2000, respectively, represent regular dividends on Convertible Preference Shares which assumes that shareholder approval did not occur during such periods.

(K) The Company utilized $364.0 million of its cash on hand to fund the Acquisition, the Debt Tender, the Debt Escrow and related expenses. The Company estimates that it earned $7.6 MILLION and $20.0 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, on such balances which were held in the form of short-term investments.

Cash on hand used to fund the Acquisition was previously held at a subsidiary of the Company which is domiciled in Barbados. As a result, no Federal income taxes were recorded for this adjustment.

(L) The $36.4 MILLION and $71.5 MILLION reductions in net investment income and interest expense recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, resulted from the repayment of the $1.1 billion CGNU intercompany note. The yield of 6.5% on the CGNU intercompany note approximated OneBeacon's historical pre-tax yield on its fixed maturity portfolio during the periods.

(M) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the NICO Cover for total consideration of $1,322.3 million. The NICO Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the Emerging Issues Task Force Technical Matter Document No. D-54 ("EITF Topic D- 54") which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date.

The NICO Cover had an inception date of January 1, 2000 but was not consummated until June 1, 2001. During the intervening period, the base transaction premium was adjusted for losses and loss adjustment expenses paid, reinsurance recoverable claims received, salvage and subrogation recoveries and an interest charge due to NICO, which was based on the average adjusted base transaction premium. As a result, ceded premiums of $1,413.8 MILLION and ceded losses and loss adjustment expenses of $1,156.4 MILLION were recorded in the pro forma income statement for the period ended December 31, 2000. Ceded premiums of $1,322.3 million and ceded losses and loss adjustment expenses of $955.1 million were recorded in the income statement for the period ended September 30, 2001. OneBeacon estimates that it earned $63.4 MILLION and $76.0 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, on the cash used to pay NICO based on OneBeacon's historical pre-tax yield on its fixed maturity portfolio of approximately 6.5%. A Federal income tax benefit of $22.2 MILLION and $116.7 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, was recorded as a result of these adjustments.

(N) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the GRC Cover for total consideration of $275.0 million in cash. The GRC Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the EITF Topic D-54 which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date.

Ceded premiums of $187.7 MILLION and ceded losses and loss adjustment expenses of $82.7 MILLION were recorded on the December 31, 2000 pro forma income statement and the actual September 30, 2001 income statement in connection with the GRC Cover. OneBeacon estimates that it earned $7.4 MILLION and $17.9 MILLION for the periods ended September 30, 2001 and December 31, 2000, respectively, on the cash used to pay GRC which was held in the form of fixed income investments. As a result, a Federal income tax benefit of $2.6 MILLION and $43.0 MILLION, for the periods ended September 30, 2001 and December 31, 2000 respectively, was recorded for these adjustments.

(O) On June 1, 2001, the Company issued the $260.0 million Seller Note to CGNU. For the pro forma periods ended September 30, 2001 and December 31, 2000, interest expense on the Seller Note was $9.1 MILLION and $24.7 MILLION, respectively.

(P) In determining the purchase accounting related to the Acquisition, White Mountains estimated the fair values of OneBeacon's loss and loss adjustment expense reserves and related reinsurance recoverables based on the present value of their expected cash flows with consideration for the uncertainty inherent in the both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. As a result, net loss and loss adjustment expense reserves were reduced by $300.0 million and are being accreted through an income statement charge over the period that the claims are expected to be settled.

Accretion of loss and loss adjustment expense reserves of $43.8 MILLION and $105.0 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion expenses recorded during these periods assumes that 35% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first year on an annualized basis. As a result, a Federal income tax benefit of $15.3 MILLION and $36.8 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.

(Q) The excess of the estimated fair value of net assets (after the reduction of the carrying amounts of noncurrent, non-financial assets acquired) over the purchase price related to the Acquisition of $682.0 million has been recorded as a deferred credit in accordance with APB 16. The deferred credit is being amortized systematically to income over the estimated period of benefit of seven years. As a result, deferred credit amortization of $40.6 MILLION and $97.4 MILLION has been recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively.

In June 2001 the FASB issued SFAS No. 142 entitled "Goodwill and Other Intangible Assets". SFAS No. 142 sets forth new standards concerning accounting for deferred credits, goodwill and other intangible assets arising from business combinations. With respect to deferred credits, SFAS No. 142 calls for the immediate recognition of all existing and prospective deferred credits through the income statement as an extraordinary gain. With respect to goodwill, SFAS No. 142 calls for the amortization of existing and prospective goodwill only when the asset acquired is deemed to have been impaired rather than systematically over a perceived period of benefit. SFAS No. 142 is effective for interim and annual periods beginning after December 15, 2001. As a result, White Mountains will recognize its entire unamortized deferred credit balance on January 1, 2002 as an extraordinary gain and will no longer ratably amortize its unamortized goodwill balance at that date.

(R) On June 1, 2001, White Mountains awarded 73,500 restricted shares to its key employees pursuant to the Acquisition which will vest in June 2003. Compensation expenses of $5.8 MILLION and $12.7 MILLION recorded on the pro forma income statements for the periods ended September 30, 2001 and December 31, 2000, respectively, represent restricted share awards deemed to have been earned by recipients over the periods. As a result, a Federal income tax benefit of $2.0 MILLION and $4.4 MILLION, for the periods ended September 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.


EARNINGS PER SHARE

(S) In determining earnings (loss) per common share, earnings are reduced by dividends on convertible preference shares. The basic earnings per common share computation is determined using the weighted average number of common share outstanding during the period. The diluted earnings per common share computation is determined using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. The pro forma income statements for the periods ended September 30, 2001 and December 31, 2000 each present a net loss to common shareholders. Accordingly, no additional common share equivalents resulting from the Acquisition have been included in the pro forma earnings per share computations as the inclusion of such potential shares would be anti-dilutive.

(T) OneBeacon's GAAP combined ratios for the pro forma periods ended September 30, 2001 and December 31, 2000 are as follows:

                                                                  OneBeacon
                                                                    less
                                                  Business         Business
                                                 Subject to    Subject to the
GAAP Combined Ratios                             the Renewal       Renewal
  for the period ended                             Rights          Rights                         OneBeacon as
  September 30, 2001: (1)         OneBeacon       Agreement       Agreement       Quota Share       adjusted
                                -------------   -------------  ---------------   --------------  ---------------
Current year loss and LAE
   ratio (exc. Sept. 11th)              82.6%           85.0%            81.0%            84.6%            82.4%
Other underwriting
  expense ratios                        36.6%           37.9%            35.5%            35.0%            37.1%
                                -------------   -------------  ---------------   --------------  ---------------
Current year GAAP combined
  ratios:                              119.2%          122.9%           116.5%           119.6%           119.5%
                                =============   =============  ===============   ==============  ===============
  Prior year losses                      0.5%            0.5%             0.5%               --             0.6%
  Sept 11th losses                       3.5%              --             6.1%               --             3.8%
Total GAAP combined
  ratios                               123.2%          123.4%           123.1%           119.6%           123.9%
                                =============   =============  ===============   ==============  ===============

                                                                  OneBeacon
                                                                    less
                                                  Business         Business
                                                 Subject to    Subject to the
GAAP Combined Ratios                             the Renewal       Renewal
  for the period ended                             Rights          Rights                         OneBeacon as
  December 31, 2000:              OneBeacon       Agreement       Agreement       Quota Share       adjusted
                                -------------   -------------  ---------------   --------------  ---------------
Current year loss and LAE               81.5%           85.5%            78.0%            84.9%            81.1%
   ratio
Other underwriting
  expense ratios                        33.4%           33.5%            33.2%            32.0%            33.7%
                                -------------   -------------  ---------------   --------------  ---------------
Current year GAAP combined
  ratios:                              114.9%          119.0%           111.2%           116.9%           114.8%
                                =============   =============  ===============   ==============  ===============
  Prior year losses                     19.1%           19.1%            19.1%               --            21.5%
                                -------------   -------------  ---------------   --------------  ---------------
Total GAAP combined
  ratios                               134.0%          138.1%           130.3%           116.9%           136.3%
                                =============   =============  ===============   ==============  ===============

(1) Combined ratios for the period ended September 30, 2001 exclude the impact of the NICO Cover and the GenRe Cover as they are non-recurring items related to the Acquisition.